                                                                   EXHIBIT 10.19



VIA FAX  (310) 859-2788


October 5, 1994

David Feldman, Esq.
Bloom, Dekom, Hergott & Cook
150 S. Rodeo Dr., 3rd Floor
Beverly Hills, CA  90212

     Re: Film Roman, Inc. -w- Flying Heart, Inc. f/s/o Bruce Willis
         ----------------------------------------------------------

Dear David:

On behalf of Film Roman, Inc. ("FRI"), I would like to propose the following agreement in connection with a concept and series of characters (collectively, the "Property") which may be used as the basis for one or more animated productions (the "Productions").

1. Services: Flying Heart, Inc. shall furnish the services of Bruce Willis ("Willis") and David Willis for the purpose of creating and developing the Property jointly with FRI, which services shall in no way be construed as exclusive to FRI for the creation and development of other intellectual properties. Flying Heart, Inc., Willis, and David Willis are sometimes collectively referred to herein as "Heart". Heart agrees to render such reasonable services as are necessary in connection with the development and securing of a third party development agreement in connection with the Property. Such services shall be subject to Willis' reasonable availability and shall include, but not be limited to, the attending of occasional "pitch", presentation and FRI meetings, as well as any other necessary services relating thereto.

     In the event Productions are produced, FRI shall be entitled to (i) require Willis to perform the voice of a character or characters in Productions of the Property, (ii) utilize the likeness and voice of Willis, subject to Heart's good faith approval (at Heart's sole discretion if such use is for purposes of merchandising), and (iii) require Willis to render Willis' services for live action segments of up to two (2) minutes per episode of such Productions, which services shall be subject to Willis' prior professional commitments. Heart, Willis, and David Willis shall further render non-exclusive executive producer services (e.g., story and

DAVID FELDMAN, ESQ
OCTOBER 5, 1994
PAGE 2



script consulting, script and writer selection, etc.). Willis' services shall be rendered on a non-exclusive basis; provided, however, that such services shall be exclusive in connection with (i) all animated television series productions during the first run broadcast cycle of television Productions produced hereunder, and (ii) all live action services, the results and proceeds of which are broadcast either on Saturday-morning or Sunday-morning, but only to the extent Productions are broadcast during such mornings, i.e., the broadcast of Productions shall preempt the broadcast of Willis' live action services for Saturday-morning programming if Productions are broadcast during Saturday-morning. All other live action services of Willis are permitted unless restricted herein. Notwithstanding the foregoing, Willis shall be entitled to render his voiceover services in (i) non-animation series programs, and (ii) a single episode of an animated television series, subject to a limit of three appearances per thirteen week cycle.

     In the event that sequels, remakes, or spinoffs are produced based on the Property or Productions, Willis may render the foregoing services subject to the mutual approval of FRI and Heart. In the event Willis does not render the foregoing services, Heart shall nevertheless be entitled fifty percent (50%) of the current fees and Net Profits to such television sequels, remakes, or spinoffs, as defined herein. Feature films based on the Property shall not be produced by FRI without the written approval of Willis.

2. Rights: FRI and Heart will jointly retain the exclusive worldwide copyright to the Property, the Productions, and all rights derived therefrom, in all media now known or hereafter devised, including without limitation the right to character merchandising, music publishing, sound recordings, sequels, spinoffs, etc. (collectively, the "Rights"). Notwithstanding the foregoing, FRI shall have the exclusive ability to commercially exploit the Rights, including the right to collect revenues therefrom, subject to reasonable meaningful consultation with Heart in connection with the commercial exploitation of the Property, Production and Rights.

3. Creative Controls: Heart and FRI shall retain mutual creative control in connection with the creation and development of the Property, and any Productions based thereon, subject to the good faith approval of Heart with regard to the presentation of any character for which Willis provides his voiceover services, including without limitation, the character
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David Feldman, Esq.
October 5, 1994
Page 3


currently known a "Bruno". Heart further agrees that FRI shall be entitled to utilize the name, approved image and approved likeness (including photographs) of Willis for purposes of advertising and exploiting the Property.

4. Fees: In the event FRI produces a Production, and Willis renders the following specified services in connection therewith, FRI shall pay Heart the following fees:

     Voiceover Services                        SAG scale, on favored nations
basis (w/ top of show)
     Live Action Services                      2xSAG scale, on favored nations
                                               basis (w/ top ofshow)
     Writing Services                          Favored nations basis
                                               (w/ top of show)

The foregoing payments shall be made commensurate with the rendition of services; provided, however, that payment for writing services shall be made one-half on commencement of services, one-half on delivery.

5. Royalties: In the event FRI produces a Production, and Heart and Willis render their non-exclusive executive producer services in connection therewith, FRI shall pay Heart (for each episode of all Television Productions) five percent (5%) of the direct budget of each episode of such Productions, subject to the following minimum one-time payments, and contingent on the license fee received by FRI from the initial United States broadcast of the Production:


                                           U.S. License Fee
                                           ----------------
                                    >$250K              $250K or less
                                    ------              -------------
     Year 1 of production --  $17,500 per episode    $17,500 per episode
     Year 2 of production --  $22,500 per episode    $20,000 per episode
     Year 3 of production --  $27,500 per episode    $25,000 per episode
     Year 4 of production --  $32,500 per episode    $30,000 per episode
     Year 5 of production --  $40,000 per episode    $35,000 per episode

David Feldman, Esq.
October 5, 1994
Page 4


The royalty payable to Heart for all other Productions shall be subject to good faith negotiation.

Provided that a third party broadcaster places non-cancellable orders for episodes of a Production, FRI agrees that it will pay Heart the foregoing royalty for no fewer than six episodes during the first year of production, eight episodes during the second year of production, and ten episodes during the third year of production or thereafter for Productions initially exhibited on a U.S. network, and thirteen episodes during the third year of production or thereafter for Productions initially exhibited on U.S. cable or syndicated television.

6. Net Profits: FRI shall pay Heart fifty percent (50%) of FRI's net profits (FRI's gross revenues less distribution fees and expenses, production costs, third party profit participations, and agency commissions) derived from exploitation of the Rights, including without limitation revenues derived from audiovisual exhibition, merchandising, music publishing, sound recordings, etc.; provided that Heart shall receive no less than thirty-five percent (35%) of one hundred percent (100%) of adjusted net profits (FRI's gross revenues less distribution fees and expenses, production costs, and agency commissions) without the written approval of Heart, not to be unreasonably witheld. For purposes of clarification, Productions incorporating "Bruno" or related characters shall be deemed a William Morris Agency "package" production.

     As a component of production costs, FRI shall take a reduced overhead fee of twelve and one-half percent (12.5%) of the actual out-of-pocket costs for television Productions. FRI shall be entitled FRI's customary fees and actual out-of-pocket expenses for exploitation of the Rights, distribution expenses for Productions not to exceed a total of ten percent (10%) of gross revenues derived from exploitation of Productions; provided, however, that FRI shall take no distribution fee for the initial license of a domestic network (including Fox, Paramount and Warner) broadcast of Productions (provided that no other domestic broadcast license has yet been consummated), a distribution fee of five percent (5%) for domestic network broadcast licenses occurring subsequent to any other domestic broadcast licenses, a reduced all-in distribution fee of twenty-five percent (25%) for the license of Productions for foreign (outside United States) exhibition, a reduced all-in distribution fee of fifteen percent (15%) for the license of Productions for domestic cable exhibition, a reduced master agency fee of twenty-eight percent (28%) for
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David Feldman, Esq.
October 5, 1994
Page 5


all merchandise and licensing agreements attributable to the Property that are entered into directly by FRI and secured by FRI, and a ten percent (10%) override payment to FRI (not to exceed all-in fees of 35%) for those merchandise and licensing agreements attributable to the Property that are entered into or secured by subagents of FRI. For purposes of clarification, the foregoing agency fees are inclusive of out-of-pocket expenses incurred in connection with merchandising and licensing rights. All third party profit participations shall be subject to the mutual approval of Heart and FRI, such approval not to be unreasonably witheld. For purposes of clarification, it is currently contemplated that third parties financing the production of Productions shall be entitled to participate in profits derived from exploitation of Productions.

     FRI agrees that the monies contributed by FRI to finance Productions (e.g., unrecouped production costs) shall not bear interest, nor shall interest accrue on FRI's overhead expenditures.

7. Merchandise Licensing Revenue: Heart and Willis agree to render their reasonable services in connection with the creation and promotion of merchandise utilizing the Property. In consideration for such services, and notwithstanding anything to the contrary contained herein, FRI shall pay Heart ten percent (10%) of FRI's gross revenues derived from exploitation of merchandise utilizing the Property in connection with Willis' actual name, voice, image or likeness, i.e., not merchandise merely utilizing the name, image or likeness of a fictional character. For purposes of clarification, all other revenues derived from exploitation of merchandise utilizing the Property shall initially be for the purpose of recouping the costs of Productions and shall be payable to FRI and Heart subject to the net profits provisions set forth in paragraph 6 above. Further, revenues derived from the exploitation of sound recordings utilizing the Property shall be deemed "merchandise" income. Notwithstanding the foregoing, in the event that sound recordings embodying the performance of Willis are released by means of audio-only phonorecords, FRI shall negotiate in good faith with Willis for an appropriate artist royalty. All merchandise licensing subagents, and the terms of their engagement, shall be subject to the approval of Heart, such approval deemed given if Heart does not object to such subagent within seven business days after receipt by Heart of the prospective subagent's identity and terms of engagement.

8.   Credit:  Willis shall receive a single-card 100% of title "Executive

David Feldman, Esq.
October 5, 1994
Page 6


Producer" credit in either the main or end titles at Willis' discretion, such credit also to be accorded Phil Roman on no more favorable terms, and no smaller than the credit provided for any other individual, for all Productions produced hereunder. David Willis shall receive a "Co-Executive Producer" credit on a favored nations basis with other individuals rendering comparable services. Credit shall be provided for all other services rendered by Willis on a favored nations basis with other individuals rendering comparable services. Heart shall receive an "In Association With" credit in the end titles of Productions. The foregoing credits shall be provided in all paid advertisements placed by or under the control of FRI, except such paid advertisements as are subject to FRI's customary exclusions (e.g., congratulatory advertisements naming only the person being congratulated).

     No inadvertent failure of FRI to accord the foregoing credits shall be deemed a breach of this agreement, provided that FRI uses its reasonable efforts to rectify such failure on future Productions and copies thereof after FRI's notification of the same. FRI agrees to notify all third party broadcasters of the foregoing credit obligations.

9. Arbitration: In the event of a dispute between the parties hereto, the parties agree to submit their dispute to expedited, binding arbitration pursuant to the rules of the American Arbitration Association.

10. Insurance: Heart, Willis and David Willis shall be named as additional insureds pursuant to FRI's errors and omissions insurance policies, and be insured pursuant to FRI's general liability policies and workers' compensation policies to the extent available pursuant to such policies.

11. Videocassettes; Production Cels: FRI shall provide Heart two (2) videocassettes of each Production produced hereunder at no charge to Heart. In the event Productions are produced utilizing traditional cel animation, FRI shall provide Heart ten (10) foreground animation cels (with high quality background copies, to the extent available) for each episode of a Production; provided, however, that such cels shall not be distributed for sale by Heart or any recipient of such cels and FRI shall be entitled to retain an equivalent number of cels for its own non-commercial use. The remainder of cels shall be distributed by FRI, the revenues of which shall be deemed merchandising revenue.

David Feldman, Esq.
October 5, 1994
Page 7


12. Accountings: Accountings shall be provided to Heart within forty-five (45) days of each quarter-annual period, identifying the revenues received by FRI from exploitation of the Property and all fees, expenses, production costs, etc. incurred by FRI in connection therewith, during the quarter-annual period and cumulatively. Simultaneously therewith, FRI shall remit any monies due hereunder. Heart shall be entitled to customary audit and objection rights, by which
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David Feldman, Esq.
October 5, 1994
Page 8




Heart shall be entitled to audit and copy FRI's books and records relating to the Property, such audit or objection to be conducted within two years from the rendition of any particular accounting and such audit to be conducted no more frequently than once in a given one-year period and no more than once in connection with any given statement.


If the foregoing comports with your understanding of this matter, please so indicate by signing below. A more formal agreement may be prepared for the parties' execution at a later date. Until the execution thereof, if at all, this document shall be deemed valid and binding.


Best regards.

/s/ Raul Galaz

Raul Galaz
Business Affairs


AGREED TO AND ACCEPTED:

FLYING HEART, INC.


By: /s/ Authorized Signatory
   ---------------------------
 An Authorized Signatory

DAVID FELDMAN, ESQ.
OCTOBER 5, 1994
PAGE 9



I have read the foregoing Agreement and, as an inducement to you to enter into the Agreement, I hereby represent, warrant and agree as follows:

     I am familiar with all of the terms of the Agreement and I hereby consent to the execution thereof. I shall perform and comply with all of the terms of the Agreement as if I had executed it directly as an individual, even if the employment agreement between me and Flying Heart, Inc. should hereafter expire, terminate or be suspended. I, as an individual, hereby join in and confirm all grants, representations, warranties and agreements made by Flying Heart, Inc. under the Agreement.


By: /s/ Bruce Willis
   --------------------
     BRUCE WILLIS


By: /s/ David Willis
   ---------------------
     DAVID WILLIS


cc:  Greg Lipstone
     Mark Itkin
     Phil Roman
     Bill Schultz
     Greg Arsenault
     Jon Vein, Esq.